SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                               September 30, 1996

                                Kleinert's, Inc.
             (Exact name of registrant as specified in its charter)

      Pennsylvania                     1-6454                 13-0921860
(State or other jurisdiction   (Commission File Number)     (I.R.S. Employer
     of incorporation)                                     Identification No.)


      120 West Germantown Pike
        Plymouth Meeting, PA                                    19462
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code:     (610) 828-7261

                         Former name or former address,
                          if changed since last report

Item 2. Acquisition or Disposition of Assets.

         On September 30, 1996, Kleinert's, Inc. ("Kleinert's" or the "Company") consummated the merger (the "Merger") of Scott Mills, Inc. ("Scott Mills, Inc."), with and into the Company's wholly-owned subsidiary, Kleinert's, Inc. of Alabama ("Kleinert's Alabama"), pursuant to an Agreement and Plan of Merger dated as of June 10, 1996 among the Company, Scott Mills and Kleinert's Alabama (the "Merger Agreement"). Pursuant to the Merger Agreement, each share of Scott Mills Common Stock outstanding on September 30, 1996 was converted into the right to receive $.03 in cash and 1.52% of a share of Kleinert's Common Stock, which is equal to that fraction of a share of Kleinert's Common Stock having a market value of $.27 based upon the Average Price (as determined pursuant to the Merger Agreement) of the Common Stock. Cash will be paid in lieu of fractional shares. Kleinert's expects to issue approximately 51,000 shares of its Common Stock and approximately $101,000 in cash in exchange for all of the outstanding shares of Common Stock of Scott Mills.

         The Merger was consummated upon receipt of approval of the Merger Agreement and the Merger by the Scott Mills shareholders at the Scott Mills Annual Meeting of Shareholders held on September 27, 1996. Approximately 43.8% of the shares of Scott Mills Common Stock was beneficially owned by the directors and executive officers of Kleinert's as a group, many of whom also served as officers and directors of Scott Mills.

         Kleinert's is engaged in the design, manufacture and sale of infants' and children's sleepwear and playwear and children's T-shirts. Kleinert's also manufactures, distributes and sells certain items of personal apparel. Kleinert's expects to continue the business in which Scott Mills was engaged immediately prior to the Merger, which was the knitting of fabrics for the children and women's apparel markets.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Businesses Acquired.


   Historical Audited Consolidated Financial Statements of Scott Mills, Inc.

                         REPORT OF INDEPENDENT AUDITORS


The Board of Directors and Shareholders
of Scott Mills, Inc.




We have audited the accompanying consolidated balance sheets of Scott Mills, Inc. as of December 2, 1995 and December 3, 1994, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the two years in the period ended December 2, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Scott Mills, Inc. at December 2, 1995 and December 3, 1994, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 2, 1995, in conformity with generally accepted accounting principles.

As discussed in Note 2 to the financial statements, the Company's recurring losses from operations, negative operating cash flows and accumulated deficit raise substantial doubt about its ability to continue as a going concern. Management's plans as to these matters are also described in Note 2. The 1995 financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                                 ERNST & YOUNG LLP


Philadelphia, Pennsylvania
February 15, 1996

                                SCOTT MILLS, INC.

                           CONSOLIDATED BALANCE SHEETS

                      December 2, 1995 and December 3, 1994

                                ($000's omitted)





                           ASSETS                              1995        1994
                           ------                              ----        ----

Current assets:
   Cash and cash balances at factor                           $  211      $  525
   Accounts receivable (net of allowances
      for doubtful accounts of $26,000 and $0
       in 1995 and 1994)                                         180         251
   Due from factor                                                17       1,387

Inventories:
    Raw materials                                                177         438
    Work-in-process                                              587         391
    Finished goods                                                45         124
                                                              ------      ------
       Total inventories                                         809         953
                                                              ------      ------

Other current assets                                             104         411
                                                              ------      ------

    Total current assets                                       1,321       3,527
                                                              ------      ------

Property, plant and equipment, at cost:
   Leasehold improvements                                        295       1,036
   Machinery and equipment                                     1,987       7,803
   Furniture and fixtures                                        105         135
                                                              ------      ------
                                                               2,387       8,974
                                                              ------      ------

    Less accumulated depreciation                              1,350       3,244
                                                              ------      ------
    Net property, plant and equipment                          1,037       5,730
Other assets                                                      22          83

Non-operating dyeing and finishing assets                        520          --
                                                              ------      ------

                                                              $2,900      $9,340
                                                              ======      ======




                 See notes to consolidated financial statements

                                SCOTT MILLS, INC.

                           CONSOLIDATED BALANCE SHEETS
                                   (continued)

                      December 2, 1995 and December 3, 1994
                                ($000's omitted)



  LIABILITIES and SHAREHOLDERS' EQUITY (DEFICIT)             1995         1994
  ----------------------------------------------             ----         ----

Current liabilities:
   Current portion of
      long-term debt and capital lease
      obligations                                           $   103     $ 1,018
   Accounts payable                                           2,911       2,938
   Accrued expenses                                             417         386
   Due to Kleinert's, Inc. of Alabama                         1,564          94
                                                            -------     -------
      Total current liabilities                               4,995       4,436
                                                            -------     -------

Subordinated convertible term debt                              500         500
Long term debt and capital lease obligations, net of
      current portion                                           210       2,851
Subordinated term debt due to Kleinert's, Inc.
      of Delaware                                               500          --
                                                            -------     -------
      Total liabilities                                       6,205       7,787
                                                            -------     -------

Commitments

Shareholders' equity (deficit):

   Common stock - par value $1.00 per share,
      10,000,000 shares authorized,
      3,367,598 shares issued, and
      outstanding                                             3,368       3,368
   Capital in excess of par value                               873         873
   Accumulated (deficit)                                     (7,546)     (2,688)
                                                            -------     -------


      Total shareholders' equity (deficit)                   (3,305)      1,553
                                                            -------     -------
                                                            $ 2,900     $ 9,340
                                                            =======     =======




                 See notes to consolidated financial statements

                                SCOTT MILLS, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

            Fiscal Years Ended December 2, 1995, December 3, 1994 and
                                November 27, 1993

                    ($000's omitted, except per share amount)



                                              1995        1994        1993
                                             -------    --------     -------

Net sales - non affiliates                  $  7,955    $ 11,170    $  9,578
Net sales - related party                      6,841       6,185       4,720
                                            --------    --------    --------
   Total                                      14,796      17,355      14,298
Cost of goods sold                            15,987      18,344      15,840
                                            --------    --------    --------
      Gross profit (loss)                     (1,191)       (989)     (1,542)

Provision for dyehouse closing                 2,044          --          --
Selling, general and administrative
   expenses                                      919       1,338       1,297
                                            --------    --------    --------
Operating loss                                (4,154)     (2,327)     (2,839)
Interest expense                                 704         397         186
                                            --------    --------    --------

      Loss before income tax
         benefit                              (4,858)     (2,724)     (3,025)
Income tax benefit                                --          36          --
                                            --------    --------    --------

      Net loss                              $ (4,858)   $ (2,688)   $ (3,025)
                                            ========    ========    ========

Net loss per share                          $  (1.44)   $  (0.80)   $   (.88)(1)
                                            ========    ========    ========


Weighted average shares outstanding            3,368       3,368       3,368 (1)
                                            ========    ========    ========

-------------------
(1) Pro-forma loss and shares outstanding (Note 10) (unaudited)



                 See notes to consolidated financial statements

                                SCOTT MILLS, INC.

   CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)/PARENT INVESTMENT

            Fiscal Years Ended December 2, 1995, December 3, 1994 and
                                November 27, 1993

                       ($000's omitted except share data)

                                                                                                                   Total
                                         Number of                  Capital in                                Shareholders' Equity
                                          Shares         Common      Excess of      Parent       Accumulated    (Deficit)/Parent
                                        Outstanding      Stock       Par Value     Investment     (Deficit)        Investment
                                        -----------      ------     ----------     ----------    -----------  --------------------


Balance, November 28, 1992                     --        $    --       $    --     $   3,573        $    --       $   3,573
Net loss                                       --             --            --        (3,025)            --          (3,025)

Parent contribution                            --             --            --         1,817             --           1,817

Other                                          --             --            --           (36)            --             (36)

Capitalization of Scott Mills, Inc.
    and parent contribution
          of $1,300                     3,367,598          3,368           261        (2,329)            --           1,300
                                        ---------      ---------     ---------     ---------      ---------       ---------

Balance, November 27, 1993              3,367,598          3,368           261            --             --           3,629

Net assets transferred to Scott Mills          --             --           612            --             --             612
Net loss                                       --             --            --            --         (2,688)         (2,688)
                                        ---------      ---------     ---------     ---------      ---------       ---------

Balance, December 3, 1994               3,367,598          3,368           873            --         (2,688)          1,553
Net loss                                       --             --            --            --         (4,858)         (4,858)
                                        ---------      ---------     ---------     ---------      ---------       ---------

Balance, December 2, 1995               3,367,598      $   3,368     $     873       $    --      $  (7,546)      $  (3,305)
                                        =========      =========     =========     =========      =========       =========




                 See notes to consolidated financial statements

                                SCOTT MILLS, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

            Fiscal Years Ended December 2, 1995, December 3, 1994 and
                                November 27, 1993

                                ($000's omitted)


                                                    1995       1994       1993
                                                    ----       ----       ----
Cash flows from operating activities:
   Net loss                                       $(4,858)   $(2,688)   $(3,025)

Adjustments to reconcile net loss to
   net cash provided by (used in)
   operating activities:
   Depreciation and amortization                      980        890        615
   (Gain) loss on disposal of fixed assets             --         (2)         2
   Provision for losses on
      accounts receivable                              --         --         17
   Provision for dyehouse closing                   2,044         --         --

Change in operating assets and liabilities:
   (Increase) decrease in accounts
      receivable/factor                             1,441     (1,638)       274
   (Increase) decrease in inventory                   144       (165)       747
   (Increase) decrease in other
      current assets                                  307        (52)       (10)
   (Increase) in other assets                          --        (74)       (38)
   Increase (decrease) in accounts
      payable and accrued expenses                   (273)     3,212         68

   Increase (decrease) in deferred income
      tax payable                                      --        (36)        36
   Other                                               61        (45)        --
                                                  -------    -------    -------
      Total adjustments                             4,704      2,090      1,711
                                                  -------    -------    -------
      Net cash (used in)
         operating activities                        (154)      (598)    (1,314)
                                                  -------    -------    -------
Cash flows from investing activities:
   Capital expenditures                            (1,064)    (3,356)       (84)
   Proceeds from sale of fixed assets               2,760          7         --
                                                  -------    -------    -------
      Net cash provided by (used in)
          investing activities                      1,696     (3,349)       (84)
                                                  -------    -------    -------


                 See notes to consolidated financial statements

                               SCOTT MILLS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                      Fiscal Years Ended December 2, 1995,
                     December 3, 1994 And November 27, 1993

                                ($000'S Omitted)


                                                  1995       1994        1993
                                                  ----       ----        ----
Cash flows from financing activities:
   Debt payments                                $(2,911)    $  (489)    $    --
   Principal payments on capital leases            (915)       (342)       (380)
   Parent contribution                               --       1,300       1,781
   Proceeds from term debt                           --       3,900          --
   Increase in due to Kleinert's Inc.             1,470          94          --
   Proceeds from subordinated debt                  500          --          --
                                                -------     -------     -------
      Net cash provided from
         financing activities                    (1,856)      4,463       1,401

Net increase (decrease) in cash                    (314)        516           3

Cash at beginning of period                         525           9           6
                                                -------     -------     -------

Cash at end of period                           $   211     $   525     $     9
                                                =======     =======     =======

Supplemental disclosures of cash flow information:

Cash paid during the period for
interest (including interest allocated
      by parent in 1993)                        $   562     $   405     $   189

Equipment purchased under capital
      leases                                    $   269     $    --     $   140

Due from Kleinert's, Inc.                       $    --     $    --     $ 1,300

Equipment deposits financed by parent           $    --     $    --     $   594



                 See notes to consolidated financial statements

                                SCOTT MILLS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

            Fiscal Years Ended December 2, 1995, December 3, 1994 and
                                November 27, 1993


1. Business of the Company and
   Summary of Significant Accounting Policies

     Basis of Presentation -

     Scott Mills, Inc. and its wholly-owned subsidiary, Scott Mills, Inc. of North Carolina, (collectively, Scott Mills or the Company) were formed in August 1993. Scott Mills, Inc. was a wholly-owned subsidiary of Kleinert's, Inc. of Alabama, which was a wholly-owned subsidiary of Kleinert's, Inc. (collectively, Kleinert's). On November 27, 1993, certain assets and liabilities of Scott Mills, a division of Kleinert's Inc. of Alabama, were transferred to Scott Mills, Inc. The accompanying financial statements reflect the financial position and results of operations of the Scott Mills division through November 27, 1993. All references herein to the Company and Scott Mills refer to the Scott Mills division or to Scott Mills, Inc., as applicable.

     On September 12, 1995, the Company announced that in light of poor operating results and as part of its ongoing effort to control operating costs, it had decided to concentrate its business solely on its knitting operations and subcontract all of its dyeing and finishing operations. In connection with the closing of its dyeing and finishing facility, the Company has reduced its work-force and has either sold or is currently seeking buyers for its dyeing

                                SCOTT MILLS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

            Fiscal Year Ended December 2, 1995, December 3, 1994 and
                                November 27, 1993


1. Business of the Company and
   Summary of Significant Accounting Policies (continued)

and finishing equipment. The Company has provided a charge of $2,044,000 in fiscal year 1995 for the write-down to estimated net realizable value of assets and for other costs associated with the cessation of dyeing and finishing operations. The provision of $2,044,000 included $1,640,000 for the write-down of equipment and other assets to their net realizable value, the write-off of certain inventory of $166,000, severance for terminated employees of $119,000 and non-cancelable lease costs and certain other costs of $119,000. During the fiscal quarter ended December 2, 1995, the Company consummated the sale of a significant portion of the dyeing and finishing assets. At December 2, 1995, accrued liabilities relating to the dyehouse closing totaled $277,000.

     Scott Mills knits fabric for the children's and women's apparel markets. The Company's principal customer is Kleinert's while the remaining customers are primarily other children's and women's apparel companies.

     Distribution -

     On November 15, 1993 the Board of Directors of Kleinert's declared a distribution (the Distribution) of one share of Scott Mills common stock for every one share of Kleinert's common stock distributable to the holders of record of Kleinert's common stock, par value $1.00 per share, at the close of business on the record date, November 27, 1993. The Distribution which occurred

                                SCOTT MILLS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

            Fiscal Year Ended December 2, 1995, December 3, 1994 and
                                November 27, 1993


1. Business of the Company and
   Summary of Significant Accounting Policies (continued)

on March 15, 1994, resulted in 100% of the outstanding shares of Scott Mills Common Stock being distributed to holders of Kleinert's Common Stock on a proportionate basis.

     Fiscal Year - The Company utilizes a 52-53 week fiscal year ending on the Saturday nearest November 30. The fiscal year ending December 2, 1995 is a fifty two week year. The fiscal year ended December 3, 1994 was a fifty three week year. Fiscal year ended November 27, 1993 was a fifty two week year.

     Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     Inventories - Inventories are stated at the lower of cost or market. Cost is determined on a first-in, first-out basis. The cost of products produced include raw materials, direct labor, operating overhead and corporate general and administrative charges. There was no corporate general and administrative charge to product costs in fiscal year 1995. Such charges amounted to $208,000 and $300,000 for the fiscal years ended 1994 and 1993. Such costs

                                SCOTT MILLS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

            Fiscal Year Ended December 2, 1995, December 3, 1994 and
                                November 27, 1993


1. Business of the Company and
   Summary of Significant Accounting Policies (continued)

remaining in inventory at December 3, 1994 were insignificant.

     Revenue Recognition - The Company records sale of product upon shipment, net of provision for returns, allowances and discounts.

     Property, Plant and Equipment - The Company depreciates property, plant and equipment over their estimated useful lives, principally on a straight-line basis.

                                Useful Lives
                                ------------

     Leasehold improvements     Term of lease
     Machinery and equipment    3 - 10 years
     Furniture and fixtures     3 -  5 years

     Income Taxes - The operating results of the Company prior to March 15, 1994 have been included in the consolidated income tax returns of Kleinert's. The financial statements reflect the application of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS 109") for all years presented. SFAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements.

     Loss Per Share - Loss per share has been computed based on the weighted average number of common shares outstanding and common stock equivalent shares deemed outstanding during each period presented. The 1993 pro-forma loss per share (unaudited) is based on the number

                                SCOTT MILLS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

            Fiscal Year Ended December 2, 1995, December 3, 1994 and
                                November 27, 1993


1. Business of the Company and
   Summary of Significant Accounting Policies (continued)

of common shares outstanding at November 27, 1993, the date the division assets and liabilities were transferred to Scott Mills, Inc.

     Financial Statement Presentation - The Company has prepared the financial statements on the basis of a going concern entity (See Note 2).

     Stock Based Compensation - The Company accounts for stock options according to the provisions of Accounting Principles Board Opinion 25 (APB 25), Accounting for Stock Issued to Employees. In October 1995, the Financial Accounting Standards Board issued FASB Statement No. 123, Accounting for Stock-Based Compensation. The new standard prescribes new accounting and reporting standards which reflect the standards' "fair value method" to estimate expense associated with stock based compensations plans. Companies may elect to continue to use existing accounting rules or adopt the "fair value method" for expense recognition. Companies that elect to continue to use existing accounting rules will be required to provide pro-forma disclosures of what net income and earnings per share would have been had the new "fair value method" been used. The Company will elect to continue to use existing accounting rules. The new statement is

                                SCOTT MILLS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

            Fiscal Year Ended December 2, 1995, December 3, 1994 and
                                November 27, 1993



1. Business of the Company and
   Summary of Significant Accounting Policies (continued)

effective for fiscal years beginning after December 15, 1995. Accordingly, the new standards pro-forma disclosure provisions will be required for the Company for its fiscal year ending November 29, 1997.

     Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of

     In March 1995, the FASB issued Statement No. 121 Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be disposed of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The statement is effective for fiscal years beginning after December 15, 1995 and accordingly will not be required until fiscal year 1997. The Company expects the impact of adoption in 1997 will be insignificant.

2. Going Concern

     The Company has experienced severe financial difficulty and has incurred significant operating losses of $4,858,000 (including the $2,044,000 provision for closing the dyeing and finishing operation) in fiscal year 1995 and net losses of $2,688,000 in fiscal year 1994. Additionally, the Company's cash from operations were insufficient to meet the Company's working capital requirements. As a result of

                                SCOTT MILLS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

            Fiscal Year Ended December 2, 1995, December 3, 1994 and
                                November 27, 1993


2. Going Concern (continued)

these recurring losses, and insufficient cash flows, in September 1995 the Company closed its dyeing and finishing facility. Funds were provided during the year primarily by the proceeds of a subordinated note payable to Kleinert's of $500,000 working capital provided by Kleinert's of $1,470,000 and the sale of certain dyehouse assets for $2,760,000. These funds were primarily used to repay debt and purchase certain capital equipment during the year. In late 1995, the Company has attempted to control operating costs by reducing personnel, and adjusting production levels. In addition, the Company also is negotiating with its vendors to defer payment of amounts it currently owes until the Company has the cash resources with which to satisfy its obligations in an orderly fashion. The Company believes that all of these efforts will result in increased operating efficiencies and assist the Company in meeting its future financial obligations as they become due. In the event these efforts prove unsuccessful, the Company will be required to seek additional financing to meet its obligations. There can be no assurance, however, that the Company will be successful in its efforts to satisfy its obligations as they become due, thereby enabling the Company to continue as a going concern. The 1995 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                SCOTT MILLS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

            Fiscal Year Ended December 2, 1995, December 3, 1994 and
                                November 27, 1993


3. Financing Arrangements

     In fiscal year 1994, investors lent $500,000 to the Company pursuant to subordinated five year term notes bearing interest at 8.5% per annum which are convertible into common stock at a price of $.50 per share.

     In fiscal year 1995, the Company obtained a $500,000 subordinated three year loan from Kleinert's which bears interest at 8.5% per annum. As previously discussed in Note 2, the Company completed the sale of a substantial portion of its dyeing and finishing equipment assets in November, 1995. The proceeds enabled the Company to satisfy the major portion of term debt and capital lease obligations secured by these and other assets.

     Aggregate principal maturities of the capital leases and term debt after December 2, 1995 are as follows:

1996 - $102,700; 1997 - $118,100; 1998 - $578,900; 1999 - $513,500; 2000 - 0;
thereafter - none.

Financing arrangements consist of the following:




                                           1995                    1994
                                   ---------------------    --------------------
                                   Current     Long Term    Current    Long Term
                                   -------     ---------    -------    ---------
                                               ($000's omitted)

Capital Leases                     $  103      $  210       $  334        $  624
Term Debt                              --          --          684         2,227
Subordinated
 convertible notes                     --         500           --           500
Due to Kleinert's
   Inc. of Delaware                    --         500           --            --
                                   ------      ------       ------        ------
                                   $  103      $1,210       $1,018        $3,351
                                   ======      ======       ======        ======

                                SCOTT MILLS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

            Fiscal Year Ended December 2, 1995, December 3, 1994 and
                                November 27, 1993

4. Property, Plant and Equipment and Lease Commitments

     Property, plant and equipment includes equipment under capital leases with a gross book value of $1,191,000 and $2,440,000 and a net book value of $549,000 and $1,520,000 at December 2, 1995 and December 3, 1994, respectively. Depreciation expense on equipment under capital leases was $296,000, $310,000 and $292,000 in 1995, 1994 and 1993, respectively.

     Future minimum lease payments under capital leases as of December 2, 1995 are as follows:

1996.................................          $ 131,600
1997.................................            136,200
1998.................................             86,000
1999.................................             13,900
2000.................................                 --
                                               ---------
Total minimum lease payments.........          $ 367,700

   Less amount representing interest
   (interest rate ranging from 9.1% - 11.5%)      54,300
                                               ---------
Present value of minimum lease payments        $ 313,400
                                               =========

     Rent expense under operating leases was $383,000, $293,000 and $245,000 in 1995, 1994 and 1993, respectively. Repairs and maintenance expense was $340,000, $383,000 and $232,000 in fiscal years 1995, 1994 and 1993, respectively. Minimum rentals for operating leases (principally production facilities, office space, machinery and equipment) that have initial or remaining noncancelable lease terms in excess of one year as of December 2, 1995 are as follows: 1996 - $306,000; 1997 - $201,000; 1998 - $154,000; 1999 - $11,000; thereafter - $0.

                                SCOTT MILLS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

            Fiscal Year Ended December 2, 1995, December 3, 1994 and
                                November 27, 1993


5. Income Taxes

     Income tax benefit differs from the amount computed by applying the federal tax rate to income before income taxes as follows:




                                                 Fiscal Years Ended
                                    -------------------------------------------
                                      Dec. 2,          Dec. 3,        Nov. 27,
                                       1995             1994            1993
                                    -----------     -----------     -----------

Statutory U.S. income tax
  rate applied to loss
  before income tax benefit         $(1,651,000)    $  (926,000)    $(1,029,000)
State income tax benefit
  net of Federal income tax
  benefit                                  --              --          (151,000)

Operating loss not utilized           1,651,000         890,000       1,180,000
                                    -----------     -----------     -----------
                                    $      --       $   (36,000)    $      --
                                    ===========     ===========     ===========




     The net deferred income tax balances relate to the following cumulative temporary differences:



                                                    Dec. 2,            Dec. 3,
                                                     1995               1994
                                                 -----------        -----------

Accounts receivable reserve                      $    10,000        $        --
Inventory reserves                                    32,000              4,000
Vacation reserve                                       9,000             29,000
Insurance                                                 --              2,000
Leases                                                58,000             46,000
Reserves dyehouse closing                            448,000                 --
Net operating loss carryforward                    2,531,000            893,000
Valuation allowance                               (2,490,000)          (650,000)
                                                 -----------        -----------
  Deferred tax asset                                 598,000            324,000
                                                 -----------        -----------

Benefit plan                                           7,000              7,000
Depreciation                                         591,000            317,000
                                                 -----------        -----------
  Deferred tax liability                             598,000            324,000
                                                 -----------        -----------

Deferred tax liability, net                      $        --          $      --
                                                 ===========        ===========

                                SCOTT MILLS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

            Fiscal Year Ended December 2, 1995, December 3, 1994 and
                                November 27, 1993


5. Income Taxes (continued)

     During fiscal year 1994 tax benefits of $240,000 relating to losses incurred through March 15, 1994 were utilized in the Kleinert's consolidated tax return. Kleinert's agreed to make an additional capital contribution equal to this benefit to the Company. Such amount has been reflected as a reduction in the Company's balance due to Kleinert's at December 3, 1994.

     The Company has a net operating loss carryforward of $6,453,000 for federal tax purposes to offset future taxable income available through 2010. Tax losses incurred for periods up to March 15, 1994 were utilized in the Kleinert's consolidated tax return and no tax loss benefit was carried forward into fiscal year 1994.

                                SCOTT MILLS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

            Fiscal Year Ended December 2, 1995, December 3, 1994 and
                                November 27, 1993

6. Retirement Plans

     The Company adopted a defined contribution plan in December 1993 covering substantially all full-time employees. These expenses were $15,000 in fiscal year 1995 and $34,000 in fiscal year 1994.

7. Related Party Transactions

     The Company, a former subsidiary of Kleinert's, Inc., (a children's apparel manufacturer) was spun off to Kleinert's, Inc. Shareholders, and has operated independently since November 27, 1993. Kleinert's, Inc., continues to be a significant customer of the Company, providing $6,841,000 of the Company's net sales during the fiscal year ended December 2, 1995, $6,185,000 during fiscal year ended December 3, 1994 and $4,720,000 during fiscal year ended November 27, 1993.

     Kleinert's, Inc. provides certain third party services on behalf of the Company, including data processing, treasury, accounts payable, check processing and management functions. Funds disbursed on behalf of the Company are subsequently reimbursed to Kleinert's, Inc. As a consequence, the balance due to Kleinert's, Inc. fluctuates based on the timing of disbursements on behalf of the Company and reimbursement by the Company. The balance payable to Kleinert's, Inc. at December 2, 1995 was $1,564,000 and consisted primarily of the unreimbursed balance of these disbursements, and management expense and interest allocations. This unreimbursed balance due Kleinert's is secured by all assets of the Company. Advances under this agreement are made at Kleinert's discretion.

                                SCOTT MILLS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

            Fiscal Year Ended December 2, 1995, December 3, 1994 and
                                November 27, 1993


7. Related Party Transactions (continued)

     Kleinert's charged Scott Mills management fees of $85,000, $293,000 and $415,000 in the fiscal years ended 1995, 1994 and 1993, respectively, for services performed by Kleinert's on behalf of Scott Mills including, financial, legal, accounting, credit and collection, taxes, risk management and human resources and general management. Such charges were primarily allocated based on Kleinert's estimate of the percentage of time or usage attributable to such services. Management believes the allocation method was reasonable and the cost of these services would have been comparable on a stand-alone basis. Kleinert's will continue to assist Scott Mills in the administration of certain of these activities and Scott Mills will reimburse Kleinert's, until such time that the Company is able to perform these services independently. For the three fiscal years ended 1995, 1994 and 1993, Kleinert's was the Company's largest customer and individually accounting for 46%, 36% and 33%, respectively, of the Company's consolidated net sales. Prior to November 28, 1993, Scott Mills products were sold to Kleinert's at prices which approximated Scott Mills standard cost. Sales to Kleinert's after November 27, 1993 are at prices approximating market.

     On December 5, 1994, the Company borrowed $500,000 from Kleinert's, Inc. Of Delaware in the form of a subordinated three year note. Under the terms of the promissory note, interest is payable annually at eight and one-half percent. Principal is due in full on December 4, 1997.

                                SCOTT MILLS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

            Fiscal Year Ended December 2, 1995, December 3, 1994 and
                                November 27, 1993



8. Shareholders' Equity

     In December 1993 the Board of Directors of the Company instituted the 1993 Stock Option Plan (the "Plan"). The Plan authorizes the grant of options to purchase 1,000,000 shares of common stock to directors, officers and key employees of the Company and its subsidiary at the fair market value of the shares on the date of grant.

     The information with respect to this stock option plan is as follows:

                                                         Fiscal Year Ended
                                                    ---------------------------
                                                    Dec. 2,             Dec. 3,
                                                     1995                 1994
                                                   --------             -------
Options outstanding at beginning of period          730,000                  --
Granted (1)                                          50,000             790,000
Exercised                                                --                  --
Canceled                                           (390,000)            (60,000)
                                                   --------             -------
Options outstanding at end of period                390,000             730,000
Options exercisable at end of period                390,000             430,000

Exercise price per share                                    $.75-$2.00

-----------------
(1) Options were granted in 1995 at an exercise price of $.75. Options were granted in 1994 at exercise prices that ranged from $.75 to $2.00.

9. Legal Proceedings

     The Company is a defendant in a complaint filed on September 13, 1995 by its former President and chief operating officer. The complaint alleges among other things, that the Company breached its obligations under the President's employment agreement by wrongfully terminating his employment. The

                                SCOTT MILLS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

            Fiscal Year Ended December 2, 1995, December 3, 1994 and
                                November 27, 1993


9. Legal Proceedings (continued)

complaint seeks damages in the amount of approximately $722,000. The Company has filed an answer to the complaint in which it denies all allegations. The Company intends to vigorously defend against the allegations.


10. Pro-Forma Financial Statements (unaudited)

     The following represents the consolidated pro-forma statement of operations for the fiscal year ended November 27, 1993 and the consolidated condensed pro-forma balance sheet at November 27, 1993 as if the consummation of the Distribution had occurred on November 29, 1992. These pro-forma financial statements do not necessarily reflect the future earnings and financial position or what the earnings or financial position would have been, had Scott Mills' business operated as a separate, stand-alone Company.


            Unaudited Pro-Forma Consolidated Statement of Operations
                       Fiscal Year Ended November 27, 1993
                        ($000's, except per share amount)


                                             Actual            Adjustments        Pro-Forma
                                             ------            -----------        ---------
Net sales - non affiliates                   $ 9,578           $    --             $  9,578
Net sales - related party                      4,720                --                4,720
                                             -------           -------             --------
         Total                                14,298                --               14,298
Cost of goods sold                            15,840              (415)(E)           15,425
                                             -------           -------             --------
      Gross profit (loss)                     (1,542)             (415)              (1,127)
                                             -------           -------             --------

Selling, general and
  administrative expenses                      1,297              (198)(A)            1,594
                                                                    -- (B)
                                                                   243 (F)
                                                                   252 (G)

Interest expense                                 186               138 (C)
                                                  --               (66)(D)              258
                                             -------           -------             --------
                                               1,483               369                1,852
                                             -------           -------             --------


     Loss before income tax
       benefit                                (3,025)              (46)              (2,979)
                                             -------           -------             --------
Benefit from income taxes                         --                --                   --
                                             -------           -------             --------

        Net loss                             $(3,025)          $   (46)            $ (2,979)
                                             =======           =======             ========


Pro-forma loss, per share                                                             (0.88)
                                                                                   =========
Shares outstanding used in
  computation of pro-forma per
     share                                                                            3,368
                                                                                   ========

                                SCOTT MILLS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

            Fiscal Year Ended December 2, 1995, December 3, 1994 and
                                November 27, 1993



10.  Pro-Forma Financial Statements (unaudited) (continued)

            Unaudited Pro-Forma Consolidated Statement of Operations
                       Fiscal Year Ended November 27, 1993
                        ($000's, except per share amount)

Notes:

(A)   Elimination of royalty paid to Kleinert's, Inc.
(B) The transactions costs incurred by Scott Mills as a result of the Distribution including legal and accounting fees were approximately $220,000. These nonrecurring costs directly attributable to the Distribution were not included in this pro-forma statements of operations. These costs, which were incurred subsequent to November 27, 1993, were included in the statement of operations for Scott Mills in fiscal year 1994.
(C) Represented the working capital interest expense and factoring charge Scott Mills would have incurred under the factoring agreement had the Distribution occurred at the beginning of the period.
(D) Represented the working capital interest expense allocated to Scott Mills by Kleinert's.
(E)   Represented the corporate allocation charged to Scott Mills by Kleinert's.
(F) Represented the fee Scott Mills would have paid to Kleinert's in consideration for services provided including financial reporting, insurance, accounting systems, shareholder relations, legal and corporate office rent.
(G) Represented the estimated net additional administrative expenses Scott Mills would have incurred as a result of operating as a publicly-owned company including audit fees and salaries for Scott Mills' corporate staff, including a chief operating officer and a chief financial officer.

                                SCOTT MILLS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                   ($000's omitted, except per share amounts)


                                         Three Months Ended                 Six Months Ended
                                      -----------------------            -------------------------
                                      June 1,         June 3,            June 1,           June 3,
                                       1996            1995               1996              1995
                                      -------        --------            -------         ---------

Net Sales - other customers           $  291         $  3,076            $  433          $  5,777
Net Sales - Kleinert's, Inc.           2,164            2,042             3,685             4,108
                                      ------         --------            ------          --------
     Total                             2,455            5,118             4,118             9,885

Cost of goods sold                     2,465            5,769             3,994            10,151
                                      ------         --------            ------          --------
Gross profit                             (10)            (651)              124              (266)
                                      ------         --------            ------          --------
Provision - closing dyeing
  and finishing facility                 138               --               138                --
Selling, general and
  administrative expenses                 31              332                28               613
Interest expense                          69              183               145               338
                                      ------         --------            ------          --------
Loss before income taxes                (248)          (1,166)             (187)           (1,217)
                                      ------         --------            ------          --------
Provision for income taxes                --               --                --                --
                                      ------         --------            ------          --------

Net loss                              $ (248)        $ (1,166)           $ (187)         $ (1,217)
                                      ======         ========            ======          ========
Loss per share:
 Net loss                             $ (.07)        $   (.35)           $ (.06)         $   (.36)
                                      ======         ========            ======          ========
Weighted average shares
 outstanding                           3,368            3,368             3,368             3,368
                                      ======         ========            ======          ========




                             See accompanying notes

                                SCOTT MILLS, INC.
                           CONSOLIDATED BALANCE SHEETS
                                ($000's Omitted)

                                     ASSETS

                                               June 1,        Dec.  2,          June 3,
                                                1996            1995             1995
                                               ------         -------           ------
Current assets:
    Cash                                       $   45          $  211           $   69
    Accounts receivable (net)                       9             180              295
    Due from factor                                --              17            1,575
Inventories:
      Raw materials                               234             177              535
      Work-in-process                             882             587              467
      Finished goods                               67              45              377
                                               ------          ------           ------
        Total inventories                       1,183             809            1,379
Other current assets                              144             104              399
                                               ------          ------           ------

        Total current assets                    1,381           1,321            3,717
                                               ------          ------           ------

Property, plant & equipment, at cost            2,390           2,387            9,334
        Less: accumulated depreciation
           and amortization                     1,345           1,350            3,709
                                               ------          ------           ------
        Net property, plant and
           equipment                            1,045           1,037            5,625

Other assets                                       18              22              121
Non-operating dyeing and finishing
     assets                                       325             520               --
                                               ------          ------           ------
                                               $2,769          $2,900           $9,463
                                               ======          ======           ======


                             See accompanying notes

                                SCOTT MILLS, INC.
                           CONSOLIDATED BALANCE SHEETS
                                ($000's Omitted)


                      LIABILITIES AND SHAREHOLDERS' EQUITY


                                                 June 1,       Dec. 2,        June 3,
                                                  1996          1995           1995
                                                 ------        ------         ------
 Current liabilities:
  Notes payable and current portion
      of long-term debt and capital
        lease obligations                       $    50        $   103        $ 1,100
   Accounts payable                               2,308          2,911          3,331
   Due to related party                           2,488          1,564            736
   Accrued expenses                                 384            417            400
                                                -------        -------        -------
         Total current liabilities                5,230          4,995          5,567
                                                -------        -------        -------
Deferred income taxes                                --             --             --
Long-term debt and capital lease
  obligation net of current portion                  31            210          2,560
Subordinated term debt                              500            500            500
Subordinated convertible term debt                  500            500            500
                                                -------        -------        -------

        Total liabilities                         6,261          6,205          9,127
                                                -------        -------        -------
Shareholders' equity:
     Common stock par value $1.00 per
     share, 10,000,000 shares
     authorized 3,367,598 shares
     issued and outstanding                       3,368          3,368          3,368

     Capital in excess of par value                 873            873            873
     Accumulated deficit                         (7,733)        (7,546)        (3,905)
                                                -------        -------        -------

       Total shareholders' equity                (3,492)        (3,305)           336
                                                -------        -------        -------

                                                $(2,769)       $ 2,900        $ 9,463
                                                =======        =======        =======



                             See accompanying notes

                                SCOTT MILLS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                ($000's Omitted)

                                                          Six Months Ended
                                                      -------------------------
                                                       June 1,          June 3,
                                                        1996             1995
                                                      --------         --------
Cash flows from operating activities:
  Net loss                                            $  (187)         $(1,217)

Adjustment to reconcile net loss to
net cash used in operating activities:
  Depreciation and amortization                           121              500
  Provision for dyehouse closing                          138               --
  Change in assets and liabilities:
    (Increase) decrease in accounts
       receivable, net                                    171              (45)
    (Increase) decrease in due from factor                 17             (188)
    Increase in inventory                                (374)            (426)
    (Increase) decrease in other current
       assets                                             (40)              12
    (Increase) decrease in other assets                     4              (38)
    Increase (decrease) in accounts
       payable, and accrued expenses                     (886)             408
                                                      -------          -------
                                                         (849)             223

    Net cash used in operating activities              (1,036)            (994)
                                                      -------          -------
Cash flows from investing activities:
  Capital expenditures                                     (3)            (395)
  Net proceeds from sale of equipment                     181               --
                                                      -------          -------

  Net cash used in investing activities               $   178          $  (395)
                                                      -------          -------

                                SCOTT MILLS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                ($000's Omitted)
                                   (continued)


                                                            Six Months Ended
                                                       -------------------------
                                                        June 1,          June 3,
                                                         1996             1995
                                                       -------           -------
Cash flows from financing activities:
     Proceeds from subordinated note                   $    --           $  500
     Principal payments on long term debt                 (232)            (504)
     Increase is due to related party                      924              642
     Proceeds from term debt and capital lease
             obligations                                    --              295
                                                       -------           ------
        Net cash provided by financing
             activities                                    692              933
                                                       -------           ------
Net decrease in cash                                      (166)            (456)
Cash at beginning period                                   211              525
                                                       -------           ------
Cash at end of period                                  $    45           $   69
                                                       =======           ======
Supplemental disclosures of cash
 flow information:

Cash paid during the period for:
  Interest                                             $    34           $  294




                             See accompanying notes

                                SCOTT MILLS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 Six Months Ended June 1, 1996 and June 3, 1995


(1)      Basis of Presentation

         The condensed financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of management, the information furnished reflects all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of the results for the interim periods. Operating results for the six months ended June 1, 1996 are not necessarily indicative of the results that may be expected for the year ended November 30, 1996. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. The Company believes that the disclosures presented are adequate for a fair presentation of the financial statements. It is suggested that these condensed financial statements be read in conjunction with the financial statements and the notes thereto included in the Company's latest Annual Report on Form 10-K.

         The cost of products produced include raw materials, direct labor, operating overhead and corporate general and administrative charges. Selling and administrative expenses consist primarily of marketing related administrative costs. The Company did not maintain a marketing department during the first quarter of 1996 but hired a sales executive during the second quarter of 1996. Due to the reduced scale of operations in 1996, selling expenses are significantly reduced in comparison to the comparable periods of 1995.

(2)      Related Party Transaction

         The Company, a former subsidiary of Kleinert's, Inc. (a children's apparel manufacturer) was spun off to Kleinert's, Inc. shareholders, and has operated independently since November 27, 1993. Kleinert's, Inc. continues to be a significant customer of the Company, contributing $3,685,000 or 89% to the Company's net sales during the first six months of fiscal year 1996.

         On December 5, 1994, the Company borrowed $500,000 from Kleinert's, Inc. of Delaware in the form of a subordinated three year note. Under the terms of the promissory note, interest is payable annually at eight and one-half percent. Principal is due in full on December 4, 1997.

         Kleinert's, Inc. provides certain third party services on behalf of the Company, including data processing, treasury, accounts payable, check processing and management functions. Funds disbursed on behalf of the Company are subsequently reimbursed to Kleinert's, Inc. As a consequence, the balance due to Kleinert's, Inc. fluctuates based on the timing of disbursements on behalf of the Company and reimbursement by the Company. The balance payable to Kleinert's, Inc. at June 1, 1996 was $2,488,000 and consisted primarily of the unreimbursed balance of these disbursements, and management and interest expenses. This unreimbursed balance due Kleinert's, Inc. is secured by all assets of the Company. On December 1, 1995 the Company executed a working capital agreement with Kleinert's, Inc. that confirms Scott Mills' obligations to Kleinert's, Inc. and provides to Kleinert's, Inc. a first lien and security interest in substantially all of Scott Mills' assets to secure Scott Mills' obligation to repay to Kleinert's, Inc. the loan balance due. Advances under this agreement are made at Kleinert's discretion.

         The Company and Kleinert's, Inc. have announced the signing of a definitive merger agreement which is discussed more fully at Note 4, Subsequent Events.

(3)      Going Concern

         The Company generated a net loss of $187,000 in the first six months of 1996 compared to a loss of $1,217,000 in the first six months of 1995.

         The Company has experienced severe financial difficulty and has incurred significant operating losses of $4,858,000 (including a $2,044,000 provision for closing the dyeing and finishing operation) in fiscal year 1995 and net losses of $2,688,000 in fiscal year 1994. Additionally, the Company's cash from operations was insufficient to meet the Company's working capital requirements. As a result of these recurring losses, and insufficient cash flows, in September 1995 the Company closed its dyeing and finishing facility. Funds were provided during the year primarily by the proceeds of a subordinated note payable to Kleinert's of $500,000, working capital provided by Kleinert's of $1,470,000 and the sale of certain dyehouse assets for $2,760,000. These funds were primarily used to repay debt and purchase certain capital equipment during the year. In late 1995, the Company attempted to control operating costs by reducing personnel, and adjusting production levels. In addition, the Company also is negotiating with its vendors to pay amounts it currently owes in an orderly fashion. The Company believes that all of these efforts will result in increased operating efficiencies and assist the Company in meeting its future financial obligations as they become due. In the event these efforts prove unsuccessful, the Company will be required to seek additional external financing to meet its obligations. There can be no assurance, however, that the Company will be successful in its efforts to satisfy its obligations as they become due, thereby enabling the Company to continue as a going concern.

         The Company and Kleinert's, Inc. have announced the signing of a definitive merger agreement which is discussed more fully at Note 4, Subsequent Events.

(4)      Subsequent Events

         Disposition

         On June 11, 1996, the Company and Kleinert's Inc. announced the signing of a definitive merger agreement under which Kleinert's will acquire Scott Mills, Inc. and will pay Scott Mills shareholders $.30 per share with $.03 paid in cash and $.27 paid in Kleinert's common stock. The number of shares of Kleinert's stock will be determined by using the average closing price of Kleinert's common stock for the five consecutive trading days immediately preceding the closing. Scott Mills has approximately 3,368,000 shares outstanding and, upon completion of the acquisition, Kleinert's will issue, based on the current closing price of Kleinert's stock, approximately 56,000 shares of its common stock or less than 2% of its outstanding shares.

         The transaction is subject to the approval of the Company's shareholders at its annual meeting to be held this summer.

         Kleinert's is the Company's largest customer. Scott Mills' sales for the six months ended June 1, 1996 were $4,118,000 of which $3,685,000 were sales to Kleinert's. The acquisition will permit Kleinert's to maintain its flexibility in servicing its retail customers in its sleepwear and activewear products.

(b) Pro Forma Financial Information




           UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                    OF KLEINERT'S, INC. AND SCOTT MILLS, INC.


         The following Unaudited Pro Forma Combined Condensed Balance Sheet at June 1, 1996, and the Unaudited Pro Forma Combined Condensed Statements of Operations for the year ended December 2, 1995 and the six months ended June
1, 1996, combine information for Kleinert's and Scott Mills and include unaudited pro forma adjustments as described in the accompanying notes. The pro forma combined condensed statements of operations give effect to the Merger as if it had occurred at December 4, 1994. The Unaudited Pro Forma Combined Condensed Balance Sheet gives effect to the Merger as if it had occurred at June 1, 1996. The Unaudited Pro Forma Combined Condensed Financial Statements are based on historical financial statements of Kleinert's and Scott Mills, giving effect to the Merger applying the purchase method of accounting and the assumptions and adjustments as discussed in the accompanying notes to the Pro Forma Combined Condensed Financial Statements. These Unaudited Pro Forma Combined Condensed Financial Statements are based upon the audited consolidated financial statements as of December 2, 1995 and for the fiscal year then ended and the unaudited consolidated financial statements as of June 1, 1996 and for the six months then ended. These statements are based upon, and should be read in conjunction with, the historical financial statements of Kleinert's and Scott Mills which are incorporated by reference or included elsewhere herein. The unaudited pro forma adjustments described in the accompanying notes are based upon preliminary estimates and certain assumptions that the management of Kleinert's and Scott Mills believe are reasonable in such circumstances. The pro forma data are presented for information purposes only and are not necessarily indicative of the operating results or financial position that would have occurred had the Merger been consummated at the dates indicated, nor are they necessarily indicative of future operating results or financial position.

                      Kleinert's Inc. and Scott Mills, Inc.
              Unaudited Pro Forma Combined Condensed Balance Sheet
                                 (in thousands)



                                                    Historical
                                        -----------------------------------      Pro Forma        Pro Forma
                                        Kleinert's, Inc.  Scott Mills, Inc.     Adjustments       Combined
                                            6/1/96             6/1/96             6/1/96           6/1/96
                                        ----------------  -----------------    ------------       ---------
Cash                                       $    44          $    45             $  --              $    89
Accounts receivable, net                    13,723                9              (2,488)(G)         11,244

Inventories                                 35,811            1,183                 (16)(E)         36,978

Other current assets                         1,343              144                 --               1,487
Deferred income taxes - current               --               --                 1,400 (C)          1,400
                                           -------          -------             -------            -------
Current assets                              50,921            1,381              (1,104)            51,198

Property, plant and equipment,
 net                                         7,181            1,045                 180(I)           8,406

Goodwill                                      --               --                 1,806 (A)          1,806
                                                                                        (F)

Other assets                                 4,668               18                (500)(H)          4,186
Non operating assets                          --                325                 --                 325
Deferred income taxes - non current           --               --                 1,162(C)           1,162
                                           -------          -------              ------            -------

Total assets                               $62,770          $ 2,769             $ 1,544            $67,083
                                           =======          =======             =======            =======


                     Kleinert's, Inc. and Scott Mills, Inc.
              Unaudited Pro Forma Combined Condensed Balance Sheet
                                 (in thousands)



                                                          Historical
                                             ------------------------------------      Pro Forma          Pro Forma
                                              Kleinert's, Inc.  Scott Mills, Inc.     Adjustments         Combined
                                                At 6/1/96           At 6/1/96          At 6/1/96          At 6/1/96
                                             ----------------   -----------------    --------------      -----------
Notes payable & current portion
 long-term debt                                $ 20,245           $     50             $     101 (A)       $ 20,396

Accounts payable and accrued
 expenses                                         7,695              2,692                   149 (D)(F)      10,536
Due to Kleinert's                                  --                2,488                (2,488)(G)            --
                                               --------           --------              --------           --------
Total current liabilities                        27,940              5,230                (2,238)            30,932

Deferred income taxes                               134               --                   --                   134
Subordinated convertible long-term debt,
 long-term debt & capital leases, net             7,629                531                 --                 8,160
Subordinated term debt due Kleinert's              --                  500                  (500)(H)            --
                                               --------           --------              --------           --------

Total liabilities                                35,703              6,261                (2,738)            39,226

Preferred stock                                    --                 --                      --                --

Common stock                                      4,198              3,368                (3,368)(B)          4,198
                                                   --                 --                      56 (A)             56
                                               --------           --------              --------           --------

Total common stock                                4,198              3,368                (3,312)             4,254

Capital in excess of par value                   12,164                873                  (873)(B)         12,164
                                                   --                 --                     734 (A)(F)         734
                                               --------           --------              --------           --------

Total capital in excess of par value             12,164                873                  (139)            12,898

Retained earnings/accumulated
deficit                                          13,921             (7,733)                7,733 (B)         13,921

Treasury stock                                   (3,216)              --                     --              (3,216)
                                               --------           --------              --------           --------

Total Shareholder's Equity                       27,067             (3,492)                4,282             27,857
                                               --------           --------              --------           --------

Total Liabilities and Equity                   $ 62,770           $  2,769              $  1,544           $ 67,083
                                               ========           ========              ========           ========


                     Kleinert's, Inc. and Scott Mills, Inc.
         Unaudited Pro Forma Combined Condensed Statements of Operations
                                 (in thousands)




                                  For the six months ended                  For the fiscal year ended
                             ----------------------------------     ----------------------------------------

                                                     Historical                                    Historical
                                                     ----------                                    ----------
                            Kleinert's    Scott      Pro Forma      Pro Forma    Kleinert's,    Scott      Pro Forma    Pro Forma
                               Inc.     Mills, Inc.  Adjustments     Combined        Inc.     Mills, Inc. Adjustments    Combined
                              6/1/96      6/1/96        6/1/96        6/1/96       12/2/95      12/2/95     12/2/95       12/2/95
                            ----------   --------    -----------    ---------     ---------   ----------  -----------   ----------

Net sales--non-affiliates   $ 23,011     $    433    $   --         $ 23,444      $ 75,121    $  7,955    $   --         $ 83,076
Net sales--related party        --          3,685      (3,685)(J)       --            --         6,841      (6,841)(J)       --
                            --------     --------    --------       --------      --------    --------    --------       --------

Net sales total               23,011        4,118      (3,685)        23,444        75,121      14,796      (6,841)        83,076

Cost of goods sold            17,806        3,994      (3,669)(J)     18,131        61,636      15,987      (6,841)(J)     70,782
                            --------     --------    --------       --------      --------    --------    --------       --------

Gross Profit                   5,205          124         (16)         5,313        13,485      (1,191)       --           12,294

Provision for dyehouse
closing                         --            138        --             --            --         2,044        --            2,044

Selling, general and           2,798           28          (8)(K)      2,818         5,151         919         (28)(K)      6,042
 administrative expenses        --           --            38 (L)         38          --          --            76 (L)         76
                            --------     --------    --------       --------      --------    --------    --------       --------

Total selling, general
 and administrative
 expenses                      2,798           28          30          2,856         5,151         919          48          6,118

Interest expense                 760          145        --              905         1,651         704        --            2,355
                            --------     --------    --------       --------      --------    --------    --------       --------

Income (loss) before
 income taxes                  1,647         (187)        (46)         1,414         6,683      (4,858)        (48)         1,777

Provision for income
 taxes (benefit)                 598         --           (79)(N)        519         2,352        --        (1,840)(M)        512
                            --------     --------    --------       --------      --------    --------    --------       --------


Net income (loss)           $  1,049     $   (187)   $     33       $    895(O)   $  4,331    $ (4,858)   $  1,792       $  1,265
                            ========     ========    ========       ========      ========    ========    ========       ========


Net income (loss)
 per share                  $   0.28     $  (0.06)                  $   0.24(O)   $   1.15    $  (1.44)                  $   0.33
                            ========     ========                   ========      ========    ========                   ========

Weighted average shares
 outstanding                   3,752        3,368                      3,808         3,750       3,368                      3,806
                            ========     ========                   ========      ========    ========                   ========


                     Kleinert's, Inc. and Scott Mills, Inc.
    Footnotes to Unaudited Pro Forma Combined Condensed Financial Statements

A) To record the purchase of all of the outstanding stock of Scott Mills by Kleinert's for cash (reflected as an increase in line of credit borrowing), Kleinert's Common Stock and the assumption of Scott Mills' net liabilities, and to reflect the excess of purchase price over the fair value of net assets purchased.

B)   To record the elimination of Scott Mills' shareholders' equity accounts.

C) To eliminate Scott Mills' deferred income tax asset valuation reserve due to ability of Surviving Corporation to utilize Scott Mills' net operating loss carryforward deduction.

D)   To record accrued liability for Scott Mills' merger costs.

E) To adjust Kleinert's inventory at June 1, 1996 to eliminate the intercompany profit.

F)   To accrue Kleinert's' estimated stock offering costs.


G)   To eliminate Kleinert's receivable against Scott Mills' payable.

H) To eliminate Kleinert's subordinated note receivable against Scott Mills' note payable to Kleinert's.


I)   Adjust Scott's property, plant and equipment to estimated fair value.

J)   To eliminate intercompany sales and cost of goods sold.


K) To eliminate the incremental expenses of operating Scott Mills as a separate publicly traded company.

L)   To reflect amortization of goodwill over 25 years.

M) To record the tax benefit of the deductibility of Scott Mills' net operating losses.

N) To record the provision for income taxes for the six months ended June 1, 1996 on a pro forma basis.

O) On December 19, 1995, Kleinert's, Inc. acquired substantially all of the assets of Pixie Playmate, Inc. and Certified Sewing Services, Inc. and the shares of Certified Apparel Services of Honduras, SA for $4,650,000. The unaudited pro forma combined net income and net income per share for the year ended December 2, 1995, assuming that the acquisition had occurred on December 4, 1994 would have been $902,000 and $.24, respectively and for the six months ended June 1, 1996. The impact of the acquisition reflects activity between December 3, 1995 and December 19, 1995 and was insignificant.

(c) Exhibits

    10.1 Agreement and Plan of Merger dated as of June 10, 1996 among Kleinert's, Inc., Kleinert's, Inc. of Alabama (incorporated by reference to the copy thereof filed as Annex "A" to Kleinert's Registration Statement on Form S-4, File No. 333-5841).

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 15, 1996

KLEINERT' S, INC.

                                           By: /s/ Gerald Monigle
                                               ----------------------------
                                               Name: Gerald Monigle
                                               Title: Chief Financial Officer

                                  EXHIBIT INDEX


Exhibit
Number                  Description of Document                          Page

10.1 Agreement and Plan of Merger dated as of June 10, 1996 among Kleinert's, Inc., Kleinert's, Inc. of Alabama and Scott Mills, Inc. (incorporated by reference to the copy thereof filed as Annex "A" to Kleinert's Registration Statement on Form S-4, File No. 333-5841).